Exhibit 99.1

Contacts Ultragenyx Pharmaceutical Inc.

Investors

Joshua Higa

ir@ultragenyx.com

Media

Carolyn Wang

media@ultragenyx.com

Ultragenyx Reports Preliminary 2024 Revenue, Financial Guidance for 2025,
Pipeline Updates, and 2025 Milestones

Preliminary 2024 total revenue of $555 million to $560 million, exceeding top end of guidance, including Crysvita® revenue of $405 million to $410 million, and Dojolvi® revenue of $87 million to $89 million

2025 expected total revenue guidance of $640 million to $670 million

UX143 (setrusumab) Phase 3 Orbit study for osteogenesis imperfecta progressing to second interim analysis in mid-2025

GTX-102 Phase 3 Aspire study for Angelman syndrome expected to complete enrollment in second half of 2025

NOVATO, Calif. – Jan 12, 2025 – Ultragenyx Pharmaceutical Inc. (NASDAQ: RARE), a biopharmaceutical company focused on the development and commercialization of novel products for serious rare and ultrarare genetic diseases, today reported preliminary unaudited 2024 revenue results, cash and investments at year end 2024, and provided financial guidance for 2025. The company also provided key program updates including that the UX143 (setrusumab) Phase 3 Orbit study is progressing with the second interim analysis in mid-2025.

“In 2024 we grew our business with four products in five indications globally, exceeding the updated revenue guidance we provided in August, and continuing our path toward profitability,” said Emil D. Kakkis, M.D., Ph.D., chief executive officer and president of Ultragenyx. “In 2025, we will continue to expand our commercial base of business while we also prepare for the potential launch of our first gene therapy, in Sanfilippo syndrome, and to file a BLA for our second gene therapy, in Glycogen Storage Disease Type Ia. We are also executing on one of the most valuable late-stage pipelines in rare disease as we anticipate important pivotal Phase 3 results in osteogenesis imperfecta and completion of enrollment in our Phase 3 trial in Angelman syndrome. This progress puts us in the unique position to potentially launch three to four new therapies over the next couple of years, accumulating a total of eight to nine approved products over a 10-year period.”

Ultragenyx will present at the 43ᵗʰ annual J.P. Morgan Healthcare Conference on Monday, January 13, 2025 at 10:30 AM PT. The live and archived webcast of the presentation will be accessible from the company’s website at https://ir.ultragenyx.com/events-presentations.

Financial Update

2024 Preliminary Revenue (unaudited) and 2025 Revenue Guidance

Total revenue for 2024 is estimated to be $555 million to $560 million, which exceeds the updated guidance range provided in August 2024, and represents approximately 29% growth versus 2023. Crysvita revenue for 2024 is estimated to be $405 million to $410 million, which also exceeds the guidance range, and represents approximately 24% growth versus 2023. Dojolvi revenue for 2024 is estimated to be $87 million to $89 million, also exceeding the guidance range, and represents approximately 25% growth versus 2023.

In 2025, total revenue is expected to be between $640 million and $670 million and the company expects to provide guidance on 2025 Crysvita and Dojolvi revenue as part of its fourth quarter and fiscal year 2024 financial disclosures in February 2025.

2024 Ending Cash Position (unaudited) and Decreasing 2025 Net Cash Used in Operations

Cash, cash equivalents, and available-for-sale investments were approximately $745 million as of December 31, 2024. In 2025, revenues are expected to grow approximately 14-20% compared to 2024 and the company will continue to prioritize expense management, leading to a decline in 2025 net cash used in operations compared to 2024.

The 2024 revenues and cash position included in this release are preliminary and are therefore subject to adjustment. The preliminary revenue results are based on management’s initial analysis of operations for the year ended December 31, 2024. The Company expects to issue full financial results for the fourth quarter and fiscal year 2024 in February 2025.

Recent Updates and 2025 Clinical Milestones

UX143 (setrusumab) monoclonal antibody for osteogenesis imperfecta (OI): Phase 3 Orbit study progressing to second interim analysis (IA2) expected in mid-2025

Patients are being dosed in the ongoing Phase 3 Orbit and Cosmic clinical trials, which evaluate setrusumab in pediatric and young adult patients with OI. The randomized, placebo-controlled Phase 3 portion of the Orbit study is progressing towards the second interim analysis in mid-2025 and a potential final analysis in the fourth quarter 2025. Patients in the Cosmic study also are continuing to be treated with either setrusumab or intravenous bisphosphonates (IV-BP) therapy and will be evaluated in parallel with the Orbit interim and final analyses.

GTX-102 an antisense oligonucleotide for Angelman syndrome: Phase 3 study enrolling; expect enrollment completion in second half of 2025

Enrollment in the global Phase 3 Aspire study began in December 2024 and is expected to enroll approximately 120 children ages four to 17 with Angelman syndrome with a genetically confirmed diagnosis of full maternal UBE3A gene deletion. Participants will be randomized 1:1 to receive GTX-102 by intrathecal injection via lumbar puncture or to the sham comparator group during the 48-week primary efficacy analysis period. The primary endpoint will be improvement in cognition assessed by Bayley-4 cognitive raw score, and the key secondary endpoint (with a 10% allocation of alpha) will be the Multi-domain Responder Index (MDRI) across the five domains of cognition, receptive communication, behavior, gross motor function, and sleep. Enrollment in the Phase 3 Aspire study is expected to complete in the second half of 2025.

The Phase 2/3 Aurora study, which will evaluate GTX-102 in other Angelman syndrome genotypes and ages, is expected to initiate in 2025.

UX111 AAV gene therapy for Sanfilippo syndrome type A (MPS IIIA): Biologics license application (BLA) submitted; expect Prescription Drug User Fee Act (PDUFA) decision on the application and launch in second half of 2025

In December 2024, Ultragenyx submitted a BLA to the U.S. Food and Drug Administration for UX111 supported by the available data, including from the ongoing pivotal Transpher A study, demonstrating treatment with UX111 resulted in rapid and sustained decreased levels of heparan sulfate (HS) in cerebral spinal fluid (CSF) in patients with Sanfilippo syndrome type A. The sustained reduction in CSF HS exposure over time was correlated with improved long-term cognitive development compared to the decline observed during the same period of time in natural history data. A PDUFA decision and launch are expected in the second half of 2025.

DTX401 AAV gene therapy for Glycogen Storage Disease Type Ia (GSDIa): BLA filing expected in mid-2025

Ultragenyx previously announced positive topline results from the Phase 3 GlucoGene study for the treatment of patients aged eight years and older. The study achieved its primary endpoint, demonstrating that treatment with DTX401 resulted in a statistically significant and clinically meaningful reduction in daily cornstarch intake compared with placebo at Week 48.

After the 48-week primary efficacy analysis period, crossover patients (previously treated with placebo) were eligible to receive DTX401. These patients were able to titrate cornstarch much more rapidly once they were confirmed to have been treated and had timely direct access to their glucose levels. Patients from the original DTX401 treatment arm who have reached 78 weeks also continued to reduce their daily cornstarch intake, while maintaining glycemic control. DTX401 has demonstrated a consistent and acceptable safety profile with no new safety concerns identified as of the data cut-off.

These results have been discussed with regulatory authorities in a pre-BLA meeting and will be included as part of a BLA submission in mid-2025.

UX701 AAV gene therapy for Wilson Disease: Phase 1/2/3 study ongoing; expect Cohort 4 enrollment completion in second half of 2025

In Stage 1 of the Phase 1/2/3 Cyprus2+ study, 15 patients across three sequential dose cohorts were enrolled and demonstrated clinical activity as well as improvements in copper metabolism. Multiple responders completely tapered off their standard-of-care treatment with responses seen in all three dose cohorts.

The company expects to enroll a fourth cohort in Stage 1 at a moderately increased dose and with an optimized immunomodulation regimen to enhance the efficiency and efficacy of the gene therapy, with the objective of having the majority of patients come off standard-of-care treatment before selecting a dose for the randomized placebo-controlled stage of the study. Enrollment in Cohort 4 is expected to complete in the second half of 2025.

DTX301 AAV gene therapy for Ornithine Transcarbamylase (OTC) Deficiency: Phase 3 study dosing patients; expect enrollment completion in early 2025

Ultragenyx is randomizing and dosing patients in the ongoing Phase 3 study. The pivotal, 64-week study will include up to 50 patients, randomized 1:1 to DTX301 or placebo. The primary endpoints are response as measured by change in 24-hour ammonia levels and removal of ammonia-scavenger medications and protein-restricted diet. Enrollment is expected to be completed in early 2025.

About Ultragenyx

Ultragenyx is a biopharmaceutical company committed to bringing novel products to patients for the treatment of serious rare and ultrarare genetic diseases. The company has built a diverse portfolio of approved therapies and product candidates aimed at addressing diseases with high unmet medical need and clear biology for treatment, for which there are typically no approved therapies treating the underlying disease.

The company is led by a management team experienced in the development and commercialization of rare disease therapeutics. Ultragenyx’s strategy is predicated upon time- and cost-efficient drug development, with the goal of delivering safe and effective therapies to patients with the utmost urgency.

For more information on Ultragenyx, please visit the company's website at: www.ultragenyx.com.

Forward-Looking Statements and Use of Digital Media

Except for the historical information contained herein, the matters set forth in this press release, including statements related to Ultragenyx's expectations and projections regarding its future operating results and financial performance, anticipated cost or expense reductions, the timing, progress and plans for its clinical programs and clinical studies, future regulatory interactions, and the components and timing of regulatory submissions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s clinical development programs, commercial success of its products and product candidates, continued collaboration with third parties, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainty of clinical drug development and unpredictability and lengthy process for obtaining regulatory approvals, risks related to serious or undesirable side effects of our product candidates, the company’s ability to achieve its projected development goals in its expected timeframes, risks related to reliance on third party partners to conduct certain activities on the company’s behalf, our limited experience in generating revenue from product sales, risks related to product liability lawsuits, our dependence on Kyowa Kirin for the commercial supply of Crysvita, fluctuations in buying or distribution patterns from distributors and specialty pharmacies, the transition back to Kyowa Kirin of our exclusive rights to promote Crysvita in the United States and Canada and unexpected costs, delays, difficulties or adverse impact to revenue related to such transition, smaller than anticipated market opportunities for the company’s products and product candidates, manufacturing risks, competition from other therapies or products, and other matters that could affect sufficiency of existing cash, cash equivalents and short-term investments to fund operations, the company’s future operating results and financial performance, the timing of clinical trial activities and reporting results from same, and the availability or commercial potential of Ultragenyx’s products and drug candidate. Ultragenyx undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Ultragenyx in general, see Ultragenyx's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 6, 2024, and its subsequent periodic reports filed with the SEC.

In addition to its SEC filings, press releases and public conference calls, Ultragenyx uses its investor relations website and social media outlets to publish important information about the company, including information that may be deemed material to investors, and to comply with its disclosure obligations under Regulation FD. Financial and other information about Ultragenyx is routinely posted and is accessible on Ultragenyx’s Investor Relations website (https://ir.ultragenyx.com/) and LinkedIn website (https://www.linkedin.com/company/ultragenyx-pharmaceutical-inc-/).

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